Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Imaging

Howard Aihara

Executive Vice President

Chief Financial Officer

(714) 688-7100

ALLIANCE IMAGING REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2007;

RAISES FULL YEAR 2007 GUIDANCE

ANAHEIM, CA—April 30, 2007–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, announced results for the first quarter ended March 31, 2007.

Revenue for the first quarter of 2007 decreased 5.1% to $109.4 million from $115.3 million in the comparable 2006 quarter.

Alliance’s Adjusted EBITDA was $43.6 million in both the first quarter of 2007 and 2006.

“Adjusted EBITDA” as defined under the terms of Alliance’s Credit Agreement, is earnings before interest expense, net of interest income; income taxes; depreciation expense; amortization expense; minority interest expense; non-cash share-based compensation; a maximum of $750,000 of severance and related costs in each fiscal year; non-recurring shareholder expense, and other non-cash charges.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release. First quarter 2007 Adjusted EBITDA included a $2.0 million gain as a result of a sale/leaseback transaction in one of the Company’s unconsolidated investees.  This amount is included in the line item, “Earnings from unconsolidated investees” in Alliance’s condensed consolidated statements of operations and comprehensive income.

Earnings per share on a diluted basis, in accordance with generally accepted accounting principles, was $0.12 per share in the first quarter of 2007 and $0.10 per share in the first quarter of 2006. Non-cash share-based compensation and severance and related costs reduced diluted earnings per share by $0.01 in the first quarter of 2007 and by $0.02 in the first quarter of 2006.

Cash flows provided by operating activities were $24.7 million in the first quarter of 2007 compared to $19.5 million in the corresponding quarter of 2006. Capital expenditures in the first quarter of 2007 were $24.8 million compared to $24.3 million in the first quarter of 2006. Alliance opened four new fixed-sites in the first quarter of 2007. Alliance operated 72 fixed-sites as of March 31, 2007.

Alliance’s total long-term debt (including current maturities) decreased $1.3 million to $528.1 million as of March 31, 2007 from $529.4 million as of December 31, 2006.  Cash and cash equivalents increased $14.2 million to $30.6 million at March 31, 2007 from $16.4 million at December 31, 2006.

Alliance Imaging

Press Release

April 30, 2007

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance Imaging continues to invest in our growth products; PET/CT, fixed-sites, and radiation oncology. Our continued focus on operating efficiencies has allowed us to enjoy strong cash flow and operating results for the first quarter. While industry challenges continue to be present, including the expansion of utilization management trends, we are well positioned strategically to offset the impact of the DRA.”

Full Year 2007 Guidance

The Company reaffirms its full year 2007 revenue guidance range of $431 million to $443 million.

Alliance’s previous Adjusted EBITDA guidance range was for Adjusted EBITDA to range from $148 million to $156 million. The Company is raising its full year 2007 Adjusted EBITDA guidance, which is now expected to range from $154 million to $162 million.

Alliance is also raising full year guidance for long-term debt reduction, net of the change in cash and cash equivalents, from a range of $20 million to $30 million to a range of $26 million to $36 million.

The Company now expects to open 12 to 17 fixed-sites in 2007, a portion of which are planned to replace mobile service to Alliance’s current customers.  Alliance also expects to open or operate one to three new radiation therapy centers in 2007.  The Company’s income tax rate is now expected to total approximately 41% of pretax income.  Consistent with previous guidance, Alliance expects capital expenditures to range from $75 million to $85 million.

First Quarter 2007 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing first quarter 2007 results.  The conference call is scheduled for Tuesday, May 1 at 1:00 p.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com.  Click on Audio Presentations in the Investor Relations section of the website to access the link. The conference call can also be accessed at (888) 247-2250 (United States) or (973) 935-8452 (International).  Interested parties should call at least five minutes prior to the conference call to register.  A replay of the call can be accessed until August 1, 2007 by visiting the Company’s website or by calling (877) 519-4471 (United States) or (973) 341-3080 (International).  The conference call identification number is 8728351.

About Alliance Imaging

Alliance Imaging is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed.  Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers.  The Company had 494 diagnostic imaging systems, including 326 MRI systems and 77 PET or PET/CT systems, and served over 1,000 clients in 43 states at March 31, 2007.  Of these 494 diagnostic imaging systems, 72 were located in fixed-sites, which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites.

Forward-Looking Statements

This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

# # #

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	First Quarter Ended
	March 31,
	2006	2007

Revenues	$115,343	$109,406

Costs and expenses:
Cost of revenues, excluding depreciation
and amortization	59,867	56,177
Selling, general and administrative expenses	13,756	14,728
Severance and related costs	489	76
Depreciation expense	21,001	20,801
Amortization expense	1,244	1,210
Interest expense, net of interest income	10,216	9,402
Other expense and (income), net	728	(320)
Total costs and expenses	107,301	102,074
Income before income taxes, minority interest
expense, and earnings from unconsolidated
investees	8,042	7,332
Income tax expense	3,474	4,221
Minority interest expense	540	521
Earnings from unconsolidated investees	(1,040)	(3,484)
Net income	$5,068	$6,074

Comprehensive income, net of taxes:
Net income	$5,068	$6,074
Unrealized gain (loss) on hedging transactions,
net of taxes	817	(672)
Comprehensive income, net of taxes:	$5,885	$5,402

Earnings per common share:
Basic	$0.10	$0.12
Diluted	$0.10	$0.12

Weighted average number of shares of
common stock and common stock equivalents:
Basic	49,608	49,955
Diluted	49,974	51,088

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	March 31,
	2006	2007
ASSETS
Current assets:
Cash and cash equivalents	$16,440	$30,581
Accounts receivable, net of allowance for doubtful accounts	51,569	54,044
Deferred income taxes	20,199	23,473
Prepaid expenses and other current assets	4,211	3,115
Other receivables	8,096	9,927
Total current assets	100,515	121,140

Equipment, at cost	769,967	771,743
Less accumulated depreciation	(425,790)	(424,675)
Equipment, net	344,177	347,068

Goodwill	150,069	150,069
Other intangible assets, net	35,782	34,572
Deferred financing costs, net	6,947	6,677
Other assets	27,036	17,887
Total assets	$664,526	$677,413

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$14,525	$14,174
Accrued compensation and related expenses	16,993	15,733
Accrued interest payable	4,320	6,977
Income taxes payable	637	338
Other accrued liabilities	32,331	32,645
Current portion of long-term debt	2,858	2,704
Total current liabilities	71,664	72,571

Long-term debt, net of current portion	373,026	371,863
Senior subordinated notes	153,541	153,541
Minority interests and other liabilities	4,376	4,180
Deferred income taxes	78,893	85,103
Total liabilities	681,500	687,258

Stockholders’ deficit:
Common stock	499	501
Additional paid-in deficit	(7,070)	(5,345)
Accumulated comprehensive income	2,402	1,730
Accumulated deficit	(12,805)	(6,731)
Total stockholders’ deficit	(16,974)	(9,845)
Total liabilities and stockholders’ deficit	$664,526	$677,413

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2006	2007
Operating activities:
Net income	$5,068	$6,074
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	761	832
Non-cash share-based compensation	715	898
Depreciation and amortization	22,245	22,011
Amortization of deferred financing costs	396	397
Distributions less than equity in undistributed income of investees	(489)	(421)
Deferred income taxes	3,242	3,638
Excess tax benefit from share-based payment arrangements	—	(254)
Loss (gain) on sale of assets	728	(320)
Changes in operating assets and liabilities:
Accounts receivable	(5,439)	(3,307)
Prepaid expenses and other current assets	850	1,096
Other receivables	(2,003)	(1,831)
Other assets	(306)	(1,128)
Accounts payable	(9,718)	(4,228)
Accrued compensation and related expenses	121	(1,260)
Accrued interest payable	2,996	2,657
Income taxes payable	151	(299)
Other accrued liabilities	339	333
Minority interests and other liabilities	(168)	(196)
Net cash provided by operating activities	19,489	24,692

Investing activities:
Equipment purchases	(24,331)	(24,764)
Decrease in deposits on equipment	5,734	13,455
Proceeds from sale of assets	427	1,392
Net cash used in investing activities	(18,170)	(9,917)

Financing activities:
Principal payments on equipment debt	(1,129)	(855)
Proceeds from equipment debt	—	138
Principal payments on revolving loan facility	(12,500)	(7,000)
Proceeds from revolving loan facility	8,500	7,000
Principal payments on term loan facility	—	(600)
Payments of debt issuance costs	(137)	(127)
Proceeds from exercise of employee stock options	270	556
Excess tax benefit from share-based payment arrangements	—	254
Net cash used in financing activities	(4,996)	(634)

Net (decrease) increase in cash and cash equivalents	(3,677)	14,141
Cash and cash equivalents, beginning of period	13,421	16,440
Cash and cash equivalents, end of period	$9,744	$30,581

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2006	2007

Supplemental disclosure of cash flow information:
Interest paid	$6,977	$6,587
Income taxes paid, net of refunds	128	937

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$4,442	$938
Capital lease obligations assumed for the purchase of equipment debt	1,839	—
Equipment debt transferred to unconsolidated investee	(2,379)	—
Comprehensive income (loss) from hedging transactions, net of taxes	817	(672)

ALLIANCE IMAGING, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA represents net income before interest expense, net of interest income; income taxes; depreciation expense; amortization expense; minority interest expense; non-cash share-based compensation; a maximum of $750,000 of severance and related costs in each fiscal year; non-recurring shareholder expense, and other non-cash charges.  Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as  a measure of profitability or liquidity.  Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with covenants such as interest coverage ratio (as defined in Section 7.6A of the Company’s amended credit agreement), consolidated leverage ratio (as defined in Section 7.6B of the Company’s amended credit agreement) and consolidated senior leverage ratio (as defined in Section 7.6J of the Company’s amended credit agreement).  The Company’s failure to comply with these covenants could result in the amounts borrowed under these instruments, together with accrued interest and fees, becoming immediately due and payable.  If the Company is not able to refinance this debt when it becomes due, the Company could become subject to bankruptcy proceedings.  Per the credit agreement, the Company was required to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00 as of both March 31, 2006 and 2007, and maintain a minimum interest coverage ratio in excess of 2.75 to 1.00 for the quarters ended March 31, 2006 and 2007.  As a result of the fourth amendment to the credit agreement, beginning December 31, 2005, the Company was further required to maintain a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00 for the duration of the agreement.  The Company was in compliance with these covenants for the quarters ended March 31, 2006 and 2007.  While Adjusted EBITDA is used to measure the Company’s compliance with its debt covenants, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of Adjusted EBITDA in accordance with the Company’s amended credit agreement is shown below:

	1st Quarter Ended March 31,
	2006	2007
Net income	$5,068	$6,074
Income tax expense	3,474	4,221
Interest expense, net of interest income	10,216	9,402
Amortization expense	1,244	1,210
Depreciation expense	21,001	20,801
Non-cash share-based compensation (included in
selling, general and administrative expenses)	715	898
Minority interest expense	540	521
Severance and related costs	489	76
Non-recurring shareholder expense (included in
selling, general and administrative expenses)	—	264
Other non-cash charges (included in other income and expenses, net)	858	99
Adjusted EBITDA	$43,605	$43,566

ALLIANCE IMAGING, INC.

ADJUSTED EBITDA (continued)

(in thousands)

Consolidated leverage ratio, as of the last day of any fiscal quarter, is defined under our credit agreement as the ratio of the consolidated total debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  As of March 31, 2006 and 2007, our consolidated leverage ratio was as follows:

	March 31,
	2006	2007
Consolidated total debt	$573,913	$528,108
Last 12 months consolidated Adjusted EBITDA	162,454	171,577
Consolidated leverage ratio	3.53x	3.08x

Consolidated senior leverage ratio, as of the last day of any fiscal quarter, is defined under our credit agreement as the ratio of the consolidated senior debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  As of March 31, 2006 and 2007, our consolidated senior leverage ratio was as follows:

	March 31,
	2006	2007
Consolidated senior debt	$420,372	$374,567
Last 12 months consolidated Adjusted EBITDA	162,454	171,577
Consolidated senior leverage ratio	2.59x	2.18x

Interest coverage ratio is defined under our credit agreement as the ratio of consolidated Adjusted EBITDA to   consolidated cash interest expense for the four fiscal quarter period ending on the last day of any fiscal quarter.  As of March 31, 2006 and 2007, our interest coverage ratio was as follows:

	March 31,
	2006	2007
Last 12 months consolidated Adjusted EBITDA	$162,454	$171,577
Last 12 months consolidated cash interest expense	35,427	38,128
Interest coverage ratio	4.59x	4.50x

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	First Quarter Ended
	March 31,
	2006	2007
MRI
Average number of total systems	328.1	310.6
Average number of scan-based systems	279.7	256.6
Scans per system per day (scan-based systems)	9.36	9.12
Total number of scan-based MRI scans	182,422	162,800
Price per scan	$358.60	$360.69

Scan-based MRI revenue (in millions)	$65.4	$58.7
Non-scan based MRI revenue (in millions)	6.5	6.8
Total MRI revenue (in millions)	$71.9	$65.5

PET and PET/CT
Average number of systems	67.1	69.9
Scans per system per day	5.82	6.29
Total number of PET and PET/CT scans	24,464	27,713
Price per scan	$1,312	$1,221

Total PET and PET/CT revenue (in millions)	$32.3	$34.2

Revenue breakdown (in millions)
Total MRI revenue	$71.9	$65.5
PET and PET/CT revenue	32.3	34.2
Other modalities and other revenue	11.1	9.7
Total revenues	$115.3	$109.4

Total fixed-site revenue (in millions)	$17.8	$18.1

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts.  The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended March 31, 2007 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2005
Second Quarter	($12.2)	$8.8	($3.4)
Third Quarter	(14.2)	4.4	(9.8)
Fourth Quarter	(8.9)	9.7	0.8

2006
First Quarter	(10.2)	6.4	(3.8)
Second Quarter	(6.4)	6.2	(0.2)
Third Quarter	(12.9)	4.8	(8.1)
Fourth Quarter	(9.2)	6.4	(2.8)

2007
First Quarter	(8.8)	7.7	(1.1)

Last Twelve Months Ended March 31, 2007	($37.3)	$25.1	($12.2)